SCHEDULE 14A INFORMATION

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

AB Global Risk Allocation Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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ALLIANCE BERNSTEIN YOUR VOTE IS NEEDED The Joint Meeting will be held on September 15, 2026. Every vote counts even if you own just a few shares. WHAT’S HAPPENING The approval of the new advisory agreement is a necessary step to ensure uninterrupted advisory services to your fund. Approval of the new agreement by shareholders is required by the Investment Company Act of 1940. We are also asking you to elect the Board of Directors/Trustees. While the votes received to date have been overwhelmingly in favor of these proposals, additional votes are needed to pass the proposals. NOTHING CHANGES ABOUT YOUR FUND ✓ Same management fees ✓ Same portfolio managers and advisory team ✓ Same investment strategy and objectives WHY YOUR VOTE MATTERS To avoid any disruption in the operation of the fund and additional solicitation mailings, phone calls, and emails, it is important that you vote your shares. Voting promptly helps advance these matters for the benefit of all shareholders. VOTE ONLINE Use the QR code or Website listed on your proxy card. VOTE BY PHONE (800) 311-1512 VOTE BY MAIL Return your proxy card in the postage-paid envelope. ALREADY VOTED? If you are receiving this correspondence, you may have multiple accounts and have voted only a portion of your accounts. Please vote your unvoted accounts at your earliest convenience. Thank you for your investment in AllianceBernstein. Sincerely, Nancy Hay, Secretary Questions? Call Sodali & Co. at (800) 311-1512 Weekdays 10 a.m. to 11 p.m. AB RETETF ADJ2

AllianceBernstein
Shareholder Meeting
September 15th
VOTE NOW
SODALI &CO

Text Message #5 (Proposed)

Dear Valued Shareholder, we are reaching out regarding your AllianceBernstein investment.
Just a friendly reminder to vote your shares. It only takes a minute and stops future reminder messages. Vote here: [Individual Link here] PENDING Or call 1-800-311-1512 to vote by phone.
Reply STOP to opt out of text messages only.

Text Message #6 (Proposed) – Voted One/some account but still have unvoted accounts.

We are reaching out regarding your AllianceBernstein investment. We see you voted one account, but it appears you have additional accounts still unvoted. It takes less than a minute to vote and will stop further reminders. Vote here: [Individual Link here] PENDING or call 1-800-311-1512 to vote with a live rep. Reply STOP to opt out of text messages only.

Text Message #7 (Proposed) – Voted One/some account but still have unvoted accounts.

We are reaching out regarding your AllianceBernstein investment. If you are receiving this message, you may have more than one account. Please vote all accounts here. It takes less than a minute to vote and will stop further communications. Vote here: [Individual Link here] PENDING or call 1-800-311-1512 to vote with a live rep. Reply STOP to opt out of text messages only.

Text Message # 8 (Proposed) – Short Version

Hi, We are reaching out regarding your Alliance Bernstein investment. Would you help us by voting? It takes less than a minute and once you vote you won't receive further reminders. Vote here: [Individual Link here] PENDING or call 1-800-311-1512 to vote with a live rep. Reply STOP to opt out of text messages only.

SODALI &CO

AB RETETF TXT1